SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a)
                 of the Securities Exchange Act of 1934

X    Filed by the registrant
     Filed by a party other than the registrant
     Check the appropriate box:

          Preliminary proxy statement
          Confidential, for Use of the Commission Only (as permitted by Rule 14a
            -6 (e)(2))
     X    Definitive Proxy Statement
          Definitive Additional Materials
          Soliciting Material Pursuant to  Rule 14a-11(c) or Rule 14a-12

                                PPT Vision, Inc.
                 -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of filing fee (Check the appropriate box):

          X    No fee required
               Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid;

     Fee paid previously with Preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule or registration statement no.:

     (3)  Filing party:

     (4)  Date filed:


                                PPT VISION, INC.
                             10321 West 70th Street
                             Eden Prairie, MN 55344
                                 (612) 996-9500


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 12, 1998

To the Shareholders of PPT Vision, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of PPT Vision, Inc. will be held on Wednesday, March 12, 1998, at 3:00 p.m., Central Time, at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, MN, for the following purposes:

          1. To elect five (5) directors to serve until the next annual meeting of shareholders or until their successors are elected; and

          2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Accompanying this Notice of Annual Meeting is a Proxy Statement, Form of Proxy and the Company's Annual Report to Shareholders for the fiscal year ended October 31, 1997.

     The Board of Directors has fixed the close of business on January 23, 1998, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

                              By Order of the Board of Directors


                              /S/Thomas G. Lovett IV
                              ----------------------
                              Thomas G. Lovett IV
                              Secretary

Eden Prairie, Minnesota
Dated:    February 5, 1998

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                PPT VISION, INC.
                             10321 West 70th Street
                             Eden Prairie, MN 55344
                                 (612) 996-9500

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 12, 1998


                                 GENERAL MATTERS

     This Proxy Statement is furnished to the shareholders of PPT Vision, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on March 12, 1998 or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company.

     Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; if not so revoked, the shares represented by such proxy will be voted. The Company's principal offices are located at 10321 West 70th Street, Eden Prairie, Minnesota 55344, and its telephone number is (612) 996-9500. The mailing of this proxy statement to shareholders of the Company commenced on or about February 5, 1998.

     The total number of shares outstanding and entitled to vote at the meeting as of January 23, 1998 consisted of 5,389,905 shares of common stock, $0.10 par value. Each share of common stock is entitled to one vote. There is no cumulative voting for directors. Only shareholders of record at the close of business on January 23, 1998 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

     Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. If the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, however, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth information as of January 5, 1998 concerning the beneficial ownership of the Common Stock of the Company by (i) the only shareholders known by the Company to own more than five percent of the Common Stock of the Company, (ii) each director of the Company, (iii) each Named Executive Officer listed in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

                                   Number and Percentage of Shares
                                        Beneficially Owned (1)
Name and Address                       -----------------------
of Beneficial Owner                     Shares    Percentage
----------------------                 ---------  ----------
P. R. Peterson (2)                      937,507        17.4%
ESI Investment Co. (2)
6111 Blue Circle Drive
Minnetonka, MN  55343

Dimensional Fund Advisors, Inc.         393,500 (3)    7.3%
1229 Ocean Avenue
Santa Monica, CA 90401-1038

Bruce C. Huber                          134,244        2.5%

Larry G. Paulson                        93,406         1.7%

Joseph C. Christenson                   70,577         1.3%

Arye Malek                              31,582         *

David Malmberg                          16,200         *

All Executive Officers and Directors    1,295,066      23.7%
  as a Group (7 pers

*  Indicates ownership of less than one percent.

(1) Except as noted, all shares beneficially owned by each person as of the record date were owned of record, and each person had sole voting power and sole investment power for all such shares beneficially held by him. The table excludes shares purchasable pursuant to the Company's 1995 Employee Stock Purchase Plan. The table includes options under the Company's Stock Option Plans which are or will become exercisable within 60 days of January 5, 1998 in the following amounts: Mr. Peterson, 12,975 shares; Mr. Huber, 11,250 shares; Mr. Paulson, 7,875 shares; Mr. Christenson, 15,750 shares; Mr. Malek, 5,625 shares; Mr. Malmberg, 9,750 shares all executive officers and directors as a group, 73,125 shares.

(2) ESI Investment Co. is the record owner of 549,084 shares of Common Stock. Mr. Peterson is a controlling shareholder of the parent company of ESI.
     Mr. Peterson also owns 161,148 shares of Common Stock individually and controls 116,750 shares as trustee of the P. R. Peterson Co. Profit Sharing Trust. He is also a one-third owner of Peterson Brothers Securities Company which owns 92,550 shares of Common Stock in its investment account.

(3) Based on a Schedule 13F dated January 27, 1998, reporting shares held as of December 31, 1997.

                              ELECTION OF DIRECTORS

     It is intended that proxies solicited by the Board of Directors will be voted FOR (unless otherwise directed) the election of the nominees for director named below. Each of the nominees named below upon election will serve until the next annual meeting or until his successor has been elected and qualified. If, for any reason, any of the nominees become unavailable for election, the proxies solicited by the Board of Directors will be voted for such nominee as is selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees are not available or will not serve if elected.

     The Company does not have a nominating committee of the Board of Directors. The nominees named below have been nominated by the Board of Directors of the Company. The nominees are listed below with their ages , their present positions with the Company and their present principal occupations or employment. Messrs. Paulson and Christenson have devoted and will devote their full working time to the business of the Company. Messrs. Huber, Malmberg and Peterson have devoted and will devote such time as is necessary to fulfill their duties as directors.

     JOSEPH C. CHRISTENSON, 39, has been President of the Company since January 1989 and a director since December 1987. Prior to being elected President of the Company, he had been its Chief Operating Officer and Chief Financial Officer from December 1987 to December 1988, General Manager and Chief Financial Officer from August 1986 to November 1987, and financial analyst and marketing manager since joining the Company in May 1985. Mr. Christenson has a Masters in Business Administration from the University of Michigan and a Bachelor of Arts degree from St. Olaf College.

     LARRY G. PAULSON, 46, was a co-founder of the Company and has been Vice President of Research and Development, and a director of the Company since December 1981. Mr. Paulson is also a Registered Professional Engineer and holds Bachelors and Masters Degrees in Science from the University of Minnesota.

     BRUCE C. HUBER, 50, is a Managing Director and the Director of Equity Capital Markets at Piper Jaffray Inc., a full service investment bank based in Minneapolis, Minnesota. Mr. Huber has been a director of the Company since September 1985. Mr. Huber is also a director of Computer Petroleum Corporation.

     DAVID MALMBERG, 54, has been the President of David C. Malmberg, Inc., a consulting and investment management firm, since May 1994. Prior to that time, he served in various capacities with National Computer Systems, Inc., a global data collection services and systems company, most recently serving as President from 1978 through 1993 and serving as Vice Chairman from January 1993 through January 1994. Mr. Malmberg is a director of National City Bank Corporation in Minneapolis, Minnesota and serves as a director of Three Five Systems, Inc. and Fieldworks, Inc. Mr. Malmberg has been as a director of the Company since May 1994.

     P. R. PETERSON, 63, is the Secretary and a director of Electro-Sensors, Inc., a manufacturer of machine control systems. Mr. Peterson is also President of P. R. Peterson Co., Inc., a venture capital firm where he has served for over five years. Mr. Peterson served as a director from the Company's inception in 1982 to 1985. He was again elected a director of the Company in December 1988 and continues to serve in that capacity.

          MANAGEMENT RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE


Other Information Regarding the Board of Directors

     Directors receive $1,250 per quarter for services as members of the Board. The Board has a Compensation Committee of which Mr. Huber, Mr. Malmberg and Mr. Peterson are members and a Stock Option Committee of which Mr. Malmberg and Mr. Peterson are members. In addition, the Board has an Audit Committee consisting of Mr. Huber, Mr. Malmberg and Mr. Peterson.

     During the fiscal year ended October 31, 1997, the Company's Board of Directors held four meetings. All directors attended all meetings that occurred when they were directors. In addition, the Company's directors took a number of different actions by written action during the fiscal year.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Other Compensation

     The following table sets forth, for the fiscal years ending October 31, 1997, 1996 and 1995, the cash compensation paid by the Company, as well as certain other compensation paid or earned for those years by Joseph C. Christenson, the Company's President and Chief Executive Officer, and Arye Malek, the Company's Vice President of Marketing and the only other executive officer whose compensation exceeded $100,000 in fiscal 1997 (the "Named Executive Officers"), for services rendered to the Company in all capacities during the past three fiscal years (or in the case of Mr. Malek for fiscal 1996 and fiscal 1997, the only years in which he served as an executive officer) in all capacities in which they served.

                           Summary Compensation Table



                                  Annual          Long Term
                               Compensation      Compensation
                            ------------------   ------------
 Name and Principal  Fiscal                        Options      All Other
      Position        Year   Salary      Bonus  (# of Shares)  Compensation(1)
--------------------- -----  -------     -------  -----------  ----------------
Joseph C. Christenson 1997  $120,000     ------      65,000       $1,000
  President and Chief 1996   108,675    $20,000      15,000        1,000
  Executive Officer   1995    93,922      4,696        None         750

Arye Malek            1997   105,000     ------      23,500        1,000
  Vice President of   1996   104,520(2)   2,625       3,500        1,000
  Marketing
___________________

(1)  All other compensation consists of Company matching 401(k) contributions.
(2)  Includes commissions earned.

Stock Options

     The following table sets forth information concerning grants of stock options under the Company's Stock Option Plan to the Named Executive Officers during fiscal year ending October 31, 1997.

                        Option Grants in Fiscal Year 1997


                                          Individual Grants                  Potential Realizable Value
                              ------------------------------------------     at Assumed Annual Rates of
                                        % of Total                            Stock Price Appreciation
                               Options   Options    Exercise   Expiration        for Option Term(1)
Name and Principal Position    Granted   Granted     Price        Date              5%       10%
---------------------------    ---------  -------    -------    --------       ---------  ---------
Joseph C. Christenson          65,000(2)    17.9%     $6.875     5/5/04        $182,055   $424,266

Arye Malek                     23,500(2)     6.4%     $6.875     5/5/04         $65,820   $153,389
____________________

(1) Potential realizable values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent on overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

(2) Of the options listed above, 15,000 of Mr. Christenson's options and 3500 of Mr. Malek's options become exercisable in equal installments over a period of three years, commencing one year after the date of grant. The remaining options become exercisable in equal installments over a period of four years, commencing one year after the date of grant.

Option Exercises and Holdings

     The following table sets forth, with respect to the Company's Named Executive Officers, certain information concerning stock options exercised during the fiscal year ended October: 31, 1997, and unexercised options held as of the end of that fiscal year:

                   Aggregated Option Exercises in Fiscal 1997
                     and Options Values at October 31, 1997

                                                  Number of Unexercised      Value of Unexercised(1)
                                                        Options at           In-the-Money Options at
                                                     October 31, 1997            October 31, 1997
                                                --------------------------  --------------------------
                      Shares Acquired Value
Name                    on Exercise  Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
---------------------   -----------   --------  -----------  -------------  -----------  -------------
Joseph C. Christenson      -0-         ------     15,750        65,000        $88,945     $109,525

Arye Malek                 -0-         ------      5,625        23,500        $31,713      $39,598
____________________________

(1) Value of unexercised options equals fair market value of the shares underlying options at October 31, 1997, less the exercise price, times the number of options outstanding.
Employment Agreements

     The Company has entered into written employment agreements with Messrs. Christenson, Paulson and Malek. Under the terms of their respective employment contracts, each of the officers is required to devote his full time and effort to the Company. Each employment agreement is renewable able annually, contains a one-year non-compete provision and is terminable by the Company or the officer on 60-days' notice.

Report on Option Repricing

     Over its history, the Company has believed that the granting of stock options to employees has provided a significant incentive to the Company's employees to align their interest with those of the Company's shareholders. Substantially all the Company's employees have received options in the past.
The Company's policy has been to grant options to each employee on his or her starting date, and grant additional options periodically, particularly in connection with offerings of the Company's securities. At October 31, 1996, the Company had outstanding options to purchase 307,760 shares, which was equal to approximately 5.7% of the Company's outstanding common stock on that date. In May 1997, when the fair market value of the Company's common stock was $6.875, the Company's Stock Option Committee ("Committee") reviewed the Company's outstanding options and determined that the Company had outstanding options to purchase 122,150 shares at prices significantly above market. This resulted in large part from a decline in the market price of securities of issuers similar to the Company during the latter half of calendar 1996.

     The Committee believed that because of the significant decrease in the price of the Company's stock, it was unlikely that these options would provide significant incentive for employees, particularly in the short term. Accordingly, on May 5, 1997, the Company canceled 122,150 options and reissued the same number of options at an exercise price of $6.875 per share. This cancellation and reissuance was the equivalent of a repricing of the 122,150 options. The Committee believed that it was the best interest of the Company to cancel these options and to issue new stock options because the granting of new stock options would provide an additional incentive for employees and result in increased shareholder value. Of the options that were repriced, 15,000 were held by Joseph C. Christenson and 3,500 were held by Arye Malek.



     The table below provides information with respect to such repricing as well as the only other incident of repricing in the past ten fiscal years. Ten-Year Option Repricings

Name                     Date  Securities    Market price      Exercise        New       Length of
                               underlying    of stock at       price at     exercise      original
                               number of       time of         time of        price     option term
                                options       repricing       repricing              remaining at date
                              repriced or    or amendment    or amendment               of repricing
                              amended (#)                                               or amendment
---------------------  ------- -----------   ------------     ------------    -------   -------------
Joseph C. Christenson   5/5/97   15,000        $6.875           $12.00        $6.875     Six years,
                                                                                         one month
Joseph C. Christenson  1/02/90   18,750         0.660             2.00         0.660     Two years,
                                                                                       eleven months
Arye Malek              5/5/97    3,500         6.875            12.00         6.875     Six years,
                                                                                         one month

                     David Malmberg           P. R. Peterson
             BY THE STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS


Report on Executive Compensation

      Except  for  decisions  with  respect to the granting  of  stock  options, decisions on compensation of the Company's executives are made by the Compensation Committee ("Compensation Committee") of the Board of Directors. The following report shall not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934.

     The Company uses various national and local compensation surveys to develop its compensation strategy and plans. The Compensation Committee also refers to such surveys for executive compensation purposes. The Board has not used outside consultants to prepare specific studies but the Compensation Committee would be free to do so in the exercise of its independent judgment.

      There are four components to the Company's executive compensation program:
(1) base salary; (2) bonus; (3) stock option; and (4) retirement. The compensation philosophy of the Company is to be competitive with comparable and directly competitive companies to attract and motivate highly qualified employees. To this end, the Compensation Committee has adjusted the mix of the compensation components from year to year according to the Company's performance.

     Base Salary. Executive base salary is adjusted annually based on the prior fiscal year's financial results and performance on developmental objectives the Compensation Committee believes are critical to the Company's long-term progress. These objectives include, but are not limited to, progress on the Company's current Business Plan's objectives and staff development.

      Bonus. The Compensation Committee annually determines whether to pay bonuses and approves executive bonuses based upon the achievement of earnings and development objectives the Compensation Committee believes are critical to the Company's long-term progress. Bonuses are payable to executive officers, managers and key employees based upon the recommendation of the Chief Executive Officer. The Compensation Committee approves the Chief Executive Officer's share  of  the  bonus pool.  No bonuses were paid with respect  to  fiscal  1997 results.

      Stock Options. The Company's current stock option plans include executive officers, managers and key employees. In the past, substantially all of the
Company's employees have been designated as key employees. Stock options are granted to new employees on their hiring date on the recommendation of Company officers to the Stock Option Committee. In addition, Company officers periodically recommend to the Stock Option Committee, for its approval at regular Board of Directors' meetings, stock option grant s to employees based on merit. Options outstanding under current plans fully vest in a period from one and a half to four years and expire in five to seven years.

      Retirement. The Company sponsors a 401(k) plan for its employees, including executive officers, under which the Company partially matches employee contributions at a proportion set by the Company. The Compensation Committee approves the corporate matching formula for all employees.

      Chief Executive Compensation. Mr. Christenson's compensation for the fiscal years 1995 through 1997 is shown in the summary compensation table above. The Compensation Committee believes that Mr. Christenson has managed the Company extremely well and that his compensation is consistent with this evaluation.


              Bruce C. Huber     David Malmberg    P. R. Peterson
             BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS


                                Performance Graph

     The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen the use of the Nasdaq Stock market (U.S. Companies) Index as its broad market index and the Nasdaq Non-Financial Stocks Index. The table below compares the cumulative total return as of the end of each of the Company's last five fiscal years on $100 invested as of October 31, 1992, on the Nasdaq Stock Market Index and the Nasdaq Non-Financial Stocks Index, assuming the reinvestment of all dividends:

                                       [GRAPH]

                                         FISCAL YEAR ENDING
                                         ------------------
                     10/31/92  10/31/93  10/31/94  10/31/95  10/31/96  10/31/97
                     --------- --------- --------- --------- --------- ---------
PPT Vision, Inc.       $100     $118.94    $70.29   $259.49   $271.65   $277.73
Nasdaq Stock Market     100      128.85    129.55    174.49    205.95    271.02
  (U.S. Companies)
  Index
Nasdaq Non-Financial    100      129.04    128.05    171.65    198.80    255.46
  Stocks Index


INDEPENDENT ACCOUNTANTS

      Price Waterhouse LLP has served as independent accountants for the Company for a number of years, including the fiscal year ended October 31, 1997. The Company has selected Price Waterhouse to serve as the Company `s independent auditors for the year ended October 31, 1998. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.


                                  ANNUAL REPORT

      An Annual Report of the Company setting forth the Company's activities and containing financial statements of the Company for the fiscal year ended October 31, 1997 accompanies this Notice of Annual Meeting and proxy solicitation material.


                              SHAREHOLDER PROPOSALS

      If a shareholder desires to present a proposal to be voted on at the next meeting of shareholders of PPT Vision, Inc., such proposal, in order to be included in the proxy statement, must be received at the Company's offices at 10321 West 70th Street, Eden Prairie, Minnesota, 55344, by October 4, 1998.


                                  SOLICITATION

       The cost of soliciting proxies, including the cost of preparing, assembling, and mailing the proxies and soliciting material, as well as the cost of forwarding the material to the beneficial owner s of stock, will be home by the company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 1997 all Section 16(a) filing requirements applicable to its insiders were complied with, except that Mr. Christenson failed to report one transaction in a timely manner.
                                 OTHER BUSINESS

      The management of the Company does not know of any other business to be presented at the Annual Meeting of Shareholders. If any matter properly comes before the meeting, however, it is intended that the persons named in the enclosed form of proxy will vote said proxy in accordance with their best judgment.

      ALL PROXIES PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY SHAREHOLDERS. IF NO DIRECTION IS MADE, PROXIES WILL BE VOTED IN FAVOR OF THE DIRECTORS.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /S/Thomas G. Lovett IV
                              -----------------------
                              Thomas G. Lovett IV
                              Secretary

                                PPT VISION, INC.

                                      PROXY

                  Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be
                             Held on March 12, 1998

      The undersigned hereby constitutes and appoints Joseph C. Christenson and Thomas R. Northenscold, and each of them, with power of substitution, as attorneys and proxies to appear and vote all of the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of PPT Vision, Inc., to be held on March 12, 1998 at 3:00 p.m. local time, in Minneapolis, Minnesota and at any adjournment or adjournments thereof:

1.   ELECTION OF DIRECTORS:

           FOR all nominees listed below                    WITHHOLD AUTHORITY
          (except as marked to the contrary below)            to vote for all
                                                                  nominees

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the FOR box and strike a line through the nominee's name in the list below).

Joseph C. Christenson  Larry G. Paulson   Bruce C. Huber   P.R. Peterson
David Malmberg

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND IN FAVOR OF THE DIRECTORS NOMINATED BY MANAGEMENT IF THERE IS NO SPECIFICATION.

DATE:________________, 1998    _________________________________
                               Signature

                               _________________________________
                               Signature if held jointly

                               I plan to attend the meeting.

PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.